Exhibit 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

Re:	Ford Motor Credit Company Registration Statement

Nos. 333-91953, 333-92595, 333-45015, 333-50090 on Form S-3

      We hereby consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statements of our report dated January 18, 2001 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

DETROIT, MICHIGAN

MARCH 28, 2001